Exhibit 10.6

SUBSCRIPTION AGREEMENT

TO:      The Directors of Trailblazer Merger Corporation I (the “Company”).

The undersigned hereby subscribes for 1,940,625, shares of Class B common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Trailblazer Sponsor Group, LLC

Address:	510 Madison Avenue, Suite 1401

New York, NY 10022

In the event the over-allotment option granted to the representative of the underwriters in the initial public offering of the Company’s securities (the “IPO”) is not exercised in full, the undersigned acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (up to an aggregate of 253,125 Shares and pro rata based upon the percentage of the over-allotment option which is not exercised) such that immediately following such forfeiture, the undersigned (and all other initial stockholders prior to the IPO) will own an aggregate number of Shares (not including shares of common stock issuable upon exercise of any warrants or any common stock purchased by the undersigned in the IPO or in the aftermarket, or any shares of common stock underlying warrants to be issued in a private placement at the time of the IPO) equal to 20% of the issued and outstanding common stock of the Company immediately following the IPO.

Trailblazer Sponsor Group, LLC

Signed:	/s/Joseph Hammer
Name:	Joseph Hammer
Title:	Manager

Dated: May 17, 2022

Accepted:

Trailblazer Merger Corporation I

Signed:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

Dated: May 17, 2022